SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM 8-K

                          CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  October 6, 1999


                       UTOPIA MARKETING, INC.
       (Exact name of registrant as specified in its charter)

   Florida                 000-19616                 94-3060101
---------------           -----------              --------------
(State or other           (Commission              (IRS Employer
jurisdiction of             File No.)              Identification
incorporation)                                          No.)


                       312 Clematis Street
                           Suite  500
                  West Palm Beach, Florida 33401
             (Address of principal executive offices)


                          561-835-9998
        (Registrant's telephone number, including area code)



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Item 2.   Acquisition or Disposition of Assets.

     On October 6, 1999, the Registrant completed the purchase of certain assets, including certain trademarks, of Ipanema Shoe Corporation, a New York corporation ("Ipanema"), pursuant to the terms of an Asset Purchase Agreement dated as of October 5, 1999. The purchase price for the assets was satisfied by the delivery of a stock certificate representing 1,000,000 shares of common stock of the Registrant and a subordinated convertible promissory note in the principal amount of $500,000 due on October 5, 2002, which bears interest at an annual rate equal to the prime rate of interest announced from time to time by Chase Manhattan Bank, N.A. plus 1% accruing from October 5, 2000 until maturity. In connection with the acquisition, the Registrant entered into a Collection Services Agreement with Ipanema and its parent company, Sumitomo Corporation of America, pursuant to which the Registrant will provide services for the collection of certain accounts receivable owned by Ipanema. As compensation for the collection services to be provided by the Registrant under the Collection Services Agreement, the Registrant will be entitled to receive an amount equal to 30% of all accounts receivables collected under the Collection Services Agreement.

     The purchase price was arrived at through arm's length negotiations between the parties.

     The Registrant currently intends to continue to operate the business formerly conducted by Ipanema with the purchased assets for the foreseeable future. The foregoing statement of the Registrant's intention is a forward looking statement within the meaning of Section 21E of the Securities Exchange Act of 1934, and is based on certain assumptions, including among others, general economic conditions, management's expectations regarding the operating results of the Registrant, the capital requirements of continuing Ipanema's current business, and others. Should these assumptions change, or prove to be inaccurate, the Registrant's actual future conduct of Ipanema's business could differ materially from the intention stated.

     The above descriptions of the Asset Purchase Agreement and the related promissory note do not purport to be complete and are qualified in their entirety by the full text of such documents which are attached as Exhibits hereto.




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Item 7.   Financial Statements and Exhibits.

     (a)  Financial statements of business acquired.

     It is not practicable to provide the financial statements required to be filed on account of the acquisition of assets described in Item 2 hereof (the "Financial Statements") on the date that this report is being filed with the Securities and Exchange Commission. The Company expects to file the Financial Statements by an amendment to this Form 8-K no later than December 16, 1999.

     (b)  Exhibits.

          2.1       Asset Purchase Agreement, dated as of October
                    5, 1999, by and among Utopia Marketing, Inc.,
                    Ipanema Shoe Corporation and Sumitomo
                    Corporation of America

          10.1 Subordinated Convertible Promissory Note, dated October 5, 1999, issued by Utopia
                    Marketing, Inc. to Ipanema Shoe Corporation

          10.2      Collection Services Agreement, dated as of
                    October 5, 1999 between Utopia Marketing,
                    Inc., Ipanema Shoe Corporation and Sumitomo
                    Corporation of America



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                         SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                UTOPIA MARKETING, INC.



                                By:/s/Samuel L. Edelman
                                   Samuel L. Edelman
                                   Chairman and
                                   Chief Executive Officer
Dated: October 18, 1999



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                       EXHIBIT INDEX

2.1 Asset Purchase Agreement, dated as of October 5, 1999, by and among Utopia Marketing, Inc., Ipanema Shoe Corporation and
     Sumitomo Corporation of America

10.1 Subordinated Convertible Promissory Note, dated October 5,
     1999, issued by Utopia Marketing, Inc. to Ipanema Shoe
     Corporation

10.2 Collection Services Agreement, dated as of October 5, 1999 between Utopia Marketing, Inc., Ipanema Shoe Corporation and
     Sumitomo Corporation of America